                                                                      EXHIBIT 16
                VARIABLE ANNUITY FUND I  WORKPAPERS Page I
                            EQUITY PORTFOLIO AVERAGE
                                  MARKET 1993
--------------------------------------------------------------------------------

                              MASTER FILE SUMMARY

--------------------------------------------------------------------------------

                                                DEFERRED
                               DEFERRED       PAY-IN MARKET
      DATE                   PAY-IN UNITS         VALUE           TOTAL VALUES
--------------------------------------------------------------------------------
December 31, 1992            5,090,984.722    58,938,121.40       62,601,099.07
January 29, 1993             5,032,648.081    58,838,188.44       62,679,867.81
February 26, 1993            4,894,572.906    55,330,249.12       59,005,872.41
March 31, 1993               4,774,351.660    56,400,476.07       60,203,027.41
April 30, 1993               4,736,897.988    55,002,140.45       58,704,091.16
May 28, 1993                 4,711,028.382    56,758,677.23       60,562,269.07
June 30, 1993                4,665,374.861    55,890,575.01       59,634,817.51
                            ---------------------------------------------------
Total 7 Months              33,905,858.600  $397,158,472.       $423,391,044.44
--------------------------------------------------------------------------------
Average 7 Months             4,843,694.086  $ 56,736,918.25     $ 60,484,434.92

--------------------------------------------------------------------------------
July 30, 1993                4,629,916.479    55,487,317.38       59,197,133.76
August 31, 1993              4,598,302.702    56,348,829.06       60,103,960.74
September 30, 1993           4,536,554.381    56,265,985.75       60,148,570.10
October 29, 1993             4,472,980.623    57,626,880.97       61,629,401.05
November 30, 1993            4,409,686.270    55,427,569.21       59,293,697.86
December 31, 1993            4,395,635.983    56,486,458.66       60,320,593.53
                            ---------------------------------------------------
Total 13 Months             60,948,935.038  $734,801,468.75     $784,084,401.48
                            ---------------------------------------------------

Average 13 Months            4,688,379.618  $ 56,523,189.90     $ 60,314,184.73

                            ---------------------------------------------------

-------------------------------------------------------------------------------

Percent Change in Unit Value:

                                 12.850577        -1.157298
22 years, 9 months ended                                     =         1010.4%
                          -----------------------------------
      12/31/93                                     1.157298

                                 12.850577        -1.180390
15 years ended 12/31/93                                                         988.7%
                        -------------------------=
                                                   1.180390

                                 12.850577        -3.943886
10 years ended 12/31/93                                                         225.8%
                       --------------------------=
                                                   3.943886

                                 12.850577        -6.745649
 5 years ended 12/31/93                                                          90.5%
                       --------------------------=
                                                   6.745649

                                 12.850577       -11.576959
 1 year ended 12/31/93                                               =           11.0%
                      -----------------------------------------------
                                                  11.576959

                                 12.850577       -11.979868

 6 months ended 12/31/93_________________________=                 7.3%
                                                  11.979868

                VARIABLE ANNUITY FUND I       WORKPAPERS Page 2
                   PORTFOLIO AVERAGE
                      MARKET 1993
-------------------------------------------------------------------------------

                                                 GIR - PORTFOLIO
                                                    APPRAISAL
      DATE                                        MARKET VALUE*
-------------------------------------------------------------------------------
December 31, 1992                                 61,784,625.00
January 29, 1993                                  61,707,625.00
February 26, 1993                                 58,635,125.00
March 31, 1993                                    59,090,250.00
April 30, 1993                                    57,358,862.50
May 28, 1993                                      59,354,037.50
June 30, 1993                                     57,920,975.00

                                                ---------------
Total 7 Months                                  $415,851,500.00

                                                ---------------

Average 7 Months                                $ 59,407,357.14
                                                ---------------

July 30, 1993                                     57,277,671.77
August 31, 1993                                   58,493,150.00
September 30, 1993                                59,340,900.00
October 29, 1993                                  60,805,400.00
November 30, 1993                                 58,246,787.50
December 31, 1993                                 59,107,600.00
                                                ---------------
Total 13 Months                                 $769,123,009.27
                                                ---------------
Average 13 Months                               $ 59,163,308.41
                                                ---------------

*Includes long-term U.S. Government securities, excludes short-term U.S. Treasury notes and bills, corporate short-term notes and repurchase agreements.

                                 VARIABLE ANNUITY FUND I  WORKPAPERS Page 3
                                    PER UNIT CHANGES
                                    December 31, 1993
--------------------------------------------------------------------------------
A. DEFERRED PAY-IN MARKET VALUE       734,801,468.75
--------------------------------=     --------------=    93.71458830%
            TOTAL FUND VALUES         784,084,401.48

B. INVESTMENT INCOME X A 822,037.04      93.71458830%     770,368.63

C. INVEST. ADV. FEE X A  184,657.64      93.71458830%     173,051.15

D. MORTALITY & EXP. RISK
   AVERAGE NET ASSETS
 **DEFERRED PAY-IN XRATE 56,523,189.90        0.9490%     536,405.07

PER UNIT DATA:

   TOTAL INVESTMENT INCOME B.             770,368.63           $0.16
   -------------------------            ------------
   AVERAGE DEFERRED PAY-IN UNITS        4,688,379.62

   TOTAL EXPENSES C. + D.                 709,456.22            0.15
   -----------------------------        ------------
   AVERAGE DEFERRED PAY-IN UNITS        4,688,379.62
                                                                ----
   INVESTMENT INCOME-NET                                        0.01

   NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENT        1.26
                                                                ----
   NET INCREASE (DECREASE) IN NET ASSET VALUE                   1.27

   ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD              11.58
                                                               -----
   ACCUMULATION UNIT VALUE AT END OF PERIOD                   $12.85
                                                               =====

          OPERATING EXPENSES (C. + D.)  TO   709,456.22
*RATIO OF ----------------------------  =  ------------ =       1.26%
          TO AVERAGE NET ASSETS (%)       56,523,189.90

          INVESTMENT INCOME-NET (B.-C.-D)     60,912.41
*RATIO OF ------------------------------- = ----------- =       0.11%
          TO AVERAGE NET ASSETS (%)       56,523,189.90

          PORTFOLIO PURCHASES OR
          SALES PROCEEDS WHICHEVER
*PORTFOLIO IS LOWER                          91,201,468
TURNOVER (%) ---------------------- =     ------------- =     154.15%
          PORTFOLIO AVERAGE MARKET        59,163,308.41

NUMBER OF ACCUMULATION UNIT OUTSTANDING AT END OF PERIOD      4,410,741

*Annualized
"Annualized rate .9490% (six months .4745%)

                             Variable Annuity Fund I Annual Report

                         Pre-Tax                         After-Tax

                                        12/31/92 to 12/31/93
single Premium                     1,000.00              1,000.00
- 2.0% Tax                             0.00                 20.00
- 9% of 1st $46                        4.14                  4.14
- 8% of Remainder                     76.32                 74.72
                                 ----------            ----------
                                     919.54                901.14
/ 12/31/92 AUV                    11.576959             11.576959
                                 ----------            ----------
Number of units                  79.4284578            77.8390940
X 12/31/93 AUV                    12.850577             12.850577
                                 ----------            ----------
20.7015                          1,020.2715            1,000.2773
/ 1,000 - 1                            2.07%                 0.03%

                                   12/30/88 to 12/31/93
Single Premium                     1,000.00              1,000.00
- 2.0% Tax                             0.00                 20.00
- 9% of 1st $46                        4.14                  4.14
- 8% of Remainder                     76.32                 74.72
                                 ----------            ----------
                                     919.54                901.14
/ 12/31/88 AUV                     6.745649              6.745649
                                 ----------            ----------
Number of Units                  136.316016            133.588332
x 12/31/93 AUV                    12.850577             12.850577
                                 ----------            ----------
                                 1,751.7395            1,716.6872
/ 1,000                              1.7517                1.7167
5h Root -1                            11.86%                11.41%

                                   12/31/83 to 12/31/93
Single Premium                     1,000.00              1,000.00
- 2.0% Tax                             0.00                 20.00
- 9% of 1st $46                        4.14                  4.14
- 8% of Remainder                     76.32                 74.72
                                 ----------            ----------
                                     919.54                901.14
/ 12/31/83 AUV                     3.943886              3.943886
                                 ----------            ----------
Number of Units                  233.155826            228.490377
x 12/31/93 AUV                    12.850577             12.850577
                                 ----------            ----------
                                 2,996.1869            2,936.2332
/ 1,000                              2.9962                2.9362
l0th Root -1                          11.60%                11.37%
